UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on July 10, 2023, Fisker Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended, modified, and waived from time to time, the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, 0% senior convertible notes due 2025 (the “Series A-1 Notes”) in a registered direct offering. On September 29, 2023, the Company agreed to sell, and the Investor agreed to purchase, additional 0% senior convertible notes due 2025 (the “Series B-1 Notes” and together with the Series A-1 Notes, the “2025 Notes”) in a registered direct offering. Capitalized terms used herein but not defined have the meanings as set forth in the Securities Purchase Agreement or the Notes, as applicable.

As previously reported, on March 25, 2024, the New York Stock Exchange (the “NYSE”) notified the Company that it had determined to immediately suspend trading in the Company’s Class A common stock (the “Class A Common Stock”) and commence proceedings to delist the Company’s Class A common stock. On April 2, 2024, an Event of Default occurred under the Notes as a result of the suspension from trading of the Class A Common Stock on the NYSE for a period of 5 consecutive Trading Days.

In addition, the Company also had the following Events of Default under the 2025 Notes: (i) the Company did not pay the Installment Amount due on the March 29, 2024 Installment Date under the Series B-1 Notes; (ii) the Company did not pay the Installment Amount due on the April 11, 2024 Installment Date under the Series A-1 Notes; (iii) the Company did not make a required interest payment due on the 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”) (previously due on March 15, 2024) by April 14, 2024; and (iv) the Company’s Class A Common Stock was delisted from the NYSE.

As previously disclosed on April 4, 2024:

•as a result of such Events of Default under the 2025 Notes, the Investor, among other things, has acquired certain rights and remedies, including the right to accelerate the 2025 Notes by requiring the Company to immediately redeem 100% of the outstanding 2025 Notes at the Event of Default Redemption Price, including any other amounts due under the 2025 Notes (the “Event of Default Redemption Right”), and accelerated the 2025 Notes pursuant to the Event of Default Redemption Right by delivering an Event of Default Redemption Notice on April 4, 2024 to demand immediate redemption of the 2025 Notes in connection therewith; and

•the Company, certain subsidiaries of the Company who are guarantors of the 2025 Notes (the “Guarantors” and together with the Company, the “Obligors”) and the Investor (in its capacity as collateral agent and noteholder) entered into a forbearance agreement (the “Initial Forbearance Agreement”), dated April 4, 2024, pursuant to which the Investor agreed to, among other things, forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and forbear from exercising any of its other default-related rights and remedies against the Company and the other Obligors with respect to (i) the suspension from trading or the failure of the Company’s Class A common stock to be trading or listed on an Eligible Market for a period of five (5) consecutive Trading Days, (ii) the Company’s failure to pay certain Installment Amounts due on March 29, 2024 (in the case of the Series B-1 Notes) and April 11, 2024 (in the case of the Series A-1 Notes), (iii) the failure by the Company to make a required interest payment due on the 2026 Notes (previously due on March 15, 2024) by April 14, 2024, and (iv) the delisting of the Company’s Class A common stock from an Eligible Market (such events described in clauses (i) through (iv), collectively, the “Specified Defaults”). The forbearance period under the Initial Forbearance Agreement commenced on April 4, 2024 and ended on April 21, 2024.

As previously disclosed, on April 21, 2024, the Obligors and the Investor entered into a new forbearance agreement (the “Forbearance Agreement”) pursuant to which the Investor (in its capacity as collateral agent and noteholder) agreed, subject to the terms set forth in the Forbearance Agreement, to continue to temporarily forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and from exercising any of its other default-related rights and remedies against the Company and the other Obligors solely with respect to the Specified Defaults, for a period commencing on April 21, 2024 and ending on the earlier of (a) May 1, 2024 and (b) the occurrence of any Forbearance Default (as defined in the Amended Forbearance Agreement).

On May 7, 2024, the Obligors and the Investor entered into Amendment No. 1 to the Forbearance Agreement (the “Amendment” and the Forbearance Agreement as amended by such Amendment, the “Amended Forbearance Agreement”), with an effective date as of May 1, 2024, pursuant to which the Investor agreed, subject to the terms set forth in the Amended Forbearance Agreement and among other things, to continue to temporarily forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and from exercising any of its other default-related rights and remedies against the Company and the other Obligors solely with respect to the Specified Defaults, for a period commencing on April 21, 2024 and ending on the earlier of (a) May 17, 2024 and (b) the occurrence of any Forbearance Default (as defined in the Forbearance Agreement). The Obligors and the Investor also agreed to amend the definition of “Specified Defaults” under the Forbearance Agreement to include the acceleration of the 2026 Notes and certain Events of Default under the 2025 Notes Indenture as a result of a

Bankruptcy Event of Default under the 2025 Notes in respect of Fisker GmbH (Austria) and/or Fisker (GB) Limited, the “Specified Defaults”).

A Forbearance Default includes, among other things, (i) the failure of any Obligor to comply in any material respect with any covenant or agreement set forth in the Forbearance Agreement, (ii) the occurrence of any Event of Default (other than the Specified Defaults described above), (iii) the Company or any Subsidiary engaging in any transaction (including the incurrence of Indebtedness), making any dividend, investment, payment or transfer, or taking any other action (or forbearing from taking any action), in each case, outside the ordinary course of business (taking into consideration the current circumstances of the Company and its Subsidiaries), (iv) the commencement of any action, suit, litigation, investigation or other proceeding against the Company or any of its subsidiaries by (x) the holders of any of the 2026 Notes issued by the Company pursuant to the indenture, dated as of August 17, 2021, between the Company and U.S. Bank National Association, as trustee (the “2026 Notes Trustee”) (the “2026 Notes Indenture”), (y) the 2026 Notes Trustee or (z) any other person on behalf of the holders of the 2026 Notes, seeking enforcement of, redemption of, acceleration of or other similar remedies with respect to, the 2026 Notes or the obligations of the Company thereunder, (v) the voluntary commencement by the Company or any Subsidiary (or the involuntary commencement against the Company or any Subsidiary) of, among other things, any proceedings under the Bankruptcy Code or any other similar debtor relief laws of the United States or other applicable jurisdictions, as described further in the Forbearance Agreement (other than the Specified Defaults described above), (vi) the failure of the Company to provide, by April 26, 2024, written responses, certified by a responsible officer, to specified information requests and (vii) if the Company revokes or modifies in any material respect the delegation of authority of the CRO (as defined below).

In addition, in connection with entry into the Amendment, the Company agreed to, among other things, provide the Investor with a new three-week budget and cash flow forecast for the Company and its Subsidiaries in a form and substance acceptable to the Investor (the “Approved Budget”), and, except for the payment of fees and expenses of professional advisors, agreed to not use, transfer or expend any funds or monies for any purpose other than as set forth in the Approved Budget (or as expressly agreed to in writing by the Investor), subject to Permitted Variance (as defined in the Forbearance Agreement).

The Obligors and the Investor also agreed that the Company will continue to sell vehicles at auction and through dealers and direct-to-consumer sales, in accordance with the Approved Budget.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01    Other Events

Fisker Austria Restructuring Proceeding

On May 7, 2024, the Company’s Austrian subsidiary, Fisker GmbH (“Fisker Austria”), issued a press release to announce that it had voluntarily filed to open a restructuring proceeding via self-administration under the Austrian Insolvency Code. The proceeding will enable Fisker Austria to continue its operations under court protection, including paying employees and selling vehicles, while it pursues a strategic transaction or other sale of assets. The Company and its other subsidiaries are not included in the Austrian restructuring proceeding and continue to operate in the ordinary course. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference to this Item 8.01.

Noteholder Notice

On May 3, 2024, the Company received a letter, addressed to the Company and the 2026 Notes Trustee, from certain investors purporting to be Holders (as such term is defined in the 2026 Notes Indenture) of more than 25% in aggregate principal amount of the 2026 Notes (the “2026 Notes Notice”). Under the 2026 Notes Notice, the investors purported to accelerate, effective as of May 3, 2024, 100% of the principal of, and accrued and unpaid interest on, the 2026 Notes as a result of the occurrence and continuance of an “Event of Default” under the 2026 Notes Indenture in connection with the failure by the Company to make a required interest payment due on the 2026 Notes (previously due on March 15, 2024) and such failure continuing for more than 30 days. Such investors purported to be Holders of the 2026 Notes on the basis of certified beneficial ownership of the 2026 Notes through a broker, custodian or Depository Trust Company participant.

On May 7, 2024, the Company notified such investors that the 2026 Notes Notice failed to provide the Company with requisite evidence under the Indenture that such investors (i) held the requisite 2026 Notes in their name on the Note Register (as defined in the 2026 Notes Indenture) as required for such notice under the 2026 Notes Indenture or (ii) were acting as agent or proxy for such registered Holders, and that, as a result, the 2026 Notes Notice failed to meet the requirements for acceleration of the 2026 Notes under the 2026 Notes Indenture. The Company further notified the investors that it will reevaluate a future notice and demand to the extent such investors provide evidence of holding the requisite 2026 Notes on the Notes Register or a written evidence of proxy of the requisite registered Holders.
Item 9.01    Financial Statements and Exhibits.
(d)    List of Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Forbearance Agreement
99.1	Press Release dated May 7, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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